EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

- Affymetrix Announces Preliminary Fourth Quarter 2013 Revenue of Approximately $91 Million -

Santa Clara, Calif.-January 7, 2014 -Affymetrix, Inc., (NASDAQ: AFFX) today announced that based on preliminary, unaudited financial data, the Company expects total revenue for the fourth quarter of 2013 will be approximately $91 million, including a one-time licensing payment of $5.3 million from a diagnostic partner. For fiscal 2013, the Company expects total revenue of approximately $329 million.

“In 2013 we executed effectively against our three phase strategic plan and we exited the year as a much stronger Company,” said Dr. Frank Witney, president and chief executive officer. “Over the last 12 months we improved our business' performance, significantly reduced our senior debt and increased our overall cash balance.”

This information is being released in advance of the 32nd Annual JP Morgan Healthcare Conference in San Francisco, California. The company will present on January 16, 2014. The live webcast is scheduled to begin at 8:00 AM Pacific Time and will feature a presentation by Dr. Witney.

Additionally, Affymetrix’s management team will host a conference call on Wednesday February 5, 2014 at 2:00 p.m. PT. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-4812, international: (201) 689-8345.

A replay of this call will be available from 5:00pm PT on Wednesday February 5, 2014 until 8:00pm PT on February 12, 2014 at the following numbers: 877-660-6853 (domestic), 201-612-7415 (international). The pass code to access the conference call is 13574000. An archived webcast of the conference call will be available under the investor relations section of the company's website at www.affymetrix.com.

About Affymetrix

Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 48,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

Forward-Looking Statements

Affymetrix has not filed its Form 10-K for fiscal 2013. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company is in a position to complete these filings.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience’s future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness; risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience’s portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix’s ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.